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EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Pacific Northwest Bancorp

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (No. 333-107230) of Wells Fargo & Company of our report, dated June 6, 2003, with respect to the financial statements and supplemental schedule of the Amended and Restated Pacific Northwest Bancorp Salary Deferral 401(k) Plan included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Seattle, Washington
October 31, 2003

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  EXHIBIT 23.3